UNITED STATES
                 SECURITIES EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                       February 24, 2003

                          ONCTHERA, INC.
                 (formerly known as CORSPAN INC.)
     (Exact name of registrant as specified in its charter)

     Delaware                              13-4047693
 ----------------------                 ------------------
State of Incorporation                 IRS Employer ID No.

Chadwick House, Birchwood Park,
Warrington, Chesire, United Kingdom          WA3 6AE
--------------------------------------       --------
Address of principal Executive Offices       Zip Code


Registrant's Telephone Number             011 44 151 707 7898

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Item 1.  Changes in Control of Registrant

On February 24, 2003, a majority of shareholders of the company (85%) voted in favor of Corspan Inc. acquiring all of the outstanding shares of stock of EU Laboratories Limited,("EU Laboratories"), a company incorporated and registered in England. The acquisition of EU Laboratories was undertaken subsequent to a 1 for 10 reverse split of the outstanding shares of common stock of Corspan. The consideration paid by Corspan for the acquisition of EU Laboratories was 15,000,000 newly issued shares of common stock of Corspan payable to the shareholders of EU Laboratories on a pro-rata basis. As a result of this acquisition, control of the company has now passed to the shareholders of EU Laboratories and the shareholders of EU Laboratories own 15,000,000 of a total of 16,581,492 outstanding shares of common stock in the company.

The table below sets out the beneficial owners of the company, owing 5% or more of the outstanding shares of common stock in the company, subsequent to the acquisition of EU Laboratories:


 Name and Address            Amount and Nature       Percent
 of Beneficial Owner         of Beneficial Owner     Of Class
 -------------------         -------------------     --------

Crescendo Holdings Ltd.          1,875,000             11.3%
Suite F8
International Commercial Centre
Gibraltar
(Chris and Julie Wood)

Lifescience Ventures Ltd.        1,875,000             11.3%
Road Town
Tortolla, British Virgin Islands
(John Lister)

Bioaccellerate Ltd.              1,500,000              9.0%
Road Town
Tortolla, British Virgin Islands
(beneficial owner is Axcel Capital
Partners, Inc., whose principal
shareholders are Theresa Dowling
and Marcus Wohlrab)

First Financial Services Ltd.    1,500,000              9.0%
Suite 6203
1-5 Irish Town
Imossi House, Gibraltar
(Adrian Stetcyk)

Madrid Biotech Ventures          3,000,000             18.0%
31 Church Road
Hendon, London England NW45EB
(Barbara Platts)

SBI Bioventures                  3,000,000             18.0%
Talbot House
High Street, Crowthorne
Berkshire, United Kingdom
(John Lister)

Cabo Scientific Partnership      2,250,000             13.6%
Suite 303
The Corn Exchange
Liverpool, United Kingdom
(Julian Andrews)

John Lister(1)                   4,875,000             29.4%
Talbot House                    (Indirect)
High Street, Crowthorne
Berkshire, United Kingdom

-----------
(1) Ownership is computed through beneficial ownership interest in SBI Bioventures and Lifescience Ventures Ltd.


Item 2.  Acquisition or Disposition of Assets

ACQUISITION OF EU LABORATORIES LIMITED
On February 24, 2003, a majority of shareholders of the company (85%) voted in favor of Corspan Inc. acquiring all of the outstanding shares of stock of EU Laboratories Limited,("EU Laboratories"), a company incorporated and registered in England. The acquisition of EU Laboratories was undertaken subsequent to a 1 for 10 reverse split of the outstanding shares of common stock of Corspan. The consideration paid by Corspan for the acquisition of EU Laboratories was 15,000,000 newly issued shares of common stock of Corspan payable to the shareholders of EU Laboratories on a pro-rata basis. As a result of this acquisition, control of the company has now passed to the shareholders of EU Laboratories and the shareholders of EU Laboratories own 15,000,000 of a total of 16,581,492 outstanding shares of common stock in the company.

Additionally, subsequent to the acquisition of EU Laboratories, the company filed a Certificate of Amendment of Certificate of Incorporation changing the name of the company to Oncthera Inc.

Due to market conditions and the difficulties encountered with attempts to raise capital, the company has abandoned its business plan. The company will now adopt the business plan of EU
Laboratories.

EU Laboratories Limited ("EU Laboratories") is an emerging biopharmaceutical company that is focused on the acquisition, development and commercialization of innovative therapies to treat cancer. The Company's management was involved in the commercialization of pharmaceutical and biotech companies previously and identified a need for an organization focused solely on the development of drug candidates in the innovative cancer therapy marketplace. The initial candidate acquisitions was a monoclonal antibody which had been developed over the course of the last four years at a leading UK institution. The second candidate a proprietary stem cell technology had been developed over the past seven years initially at a leading UK institution and subsequently in the private sector.


DISPOSITION OF CORSPAN LTD. (a subsidiary of the company)

As part of the terms of the company's agreement with EU Laboratories, the company agreed to transfer its 100% ownership of its subsidiary, Corspan Limited, to shareholders of the company who held shares prior to the acquisition of EU Laboratories. The company complied with such undertaking by transferring all its interest in Corspan Limited to another of its wholly owned subsidiaries, High Low Global Systems, Inc., ("High Low Global Systems") whereupon High Low Global Systems issued a one for one stock dividend to the shareholders of Corspan Inc., who owned shares prior to the acquisition of EU Laboratories. As a result, High Low Global Systems and Corspan Limited are no longer subsidiaries of Corspan, Inc., and are no longer subject to the reporting requirements of the Securities Act of 1933 and the Exchange Act of 1934. Additionally, High Low Global Systems amended its Certificate of Incorporation to change its name to Printsolve Inc.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

At this time, it is impractical to file the requisite financial statements and pro forma financial information required. The Company expects to file such statements and information within sixty days (60) days from the date this Form 8-K is due to be filed with the Securities and Exchange Commission.


Exhibits

       10.1  SHARE SALE AGREEMENT relating to EU Laboratories
Limited

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2003

Corspan Inc.

/s/ Ian Warwick
-----------------------
By: Ian Warwick
President